Exhibit 99.1

Shore Bancshares, Inc.

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports 2012 Results

Easton, Maryland (1/29/2013) - Shore Bancshares, Inc. (NASDAQ - SHBI) today reported a net loss of $5.1 million or $(0.60) per diluted common share for the fourth quarter of 2012, compared to a net loss of $1.8 million or $(0.22) per diluted common share for the third quarter of 2012, and net income of $325 thousand or $0.04 per diluted common share for the fourth quarter of 2011. The Company reported a net loss of $9.6 million or $(1.14) per diluted common share for fiscal year 2012, compared to a net loss of $897 thousand or $(0.11) per diluted common share for fiscal year 2011.

When comparing the fourth quarter of 2012 to both the third quarter of 2012 and the fourth quarter of 2011, the primary reasons for the difference in results were an increase in the provision for credit losses and a $1.3 million loss incurred during the fourth quarter of 2012 to terminate a portion of an interest rate cap instrument. The decline in net interest income was another primary reason for the difference in results when comparing the fourth quarter of 2012 with the fourth quarter of 2011. When comparing fiscal year 2012 to fiscal year 2011, the principal factors driving the difference were the same as those for the quarterly results.

“We continued to make very difficult but prudent decisions during the fourth quarter that should enable us to improve our overall credit quality and permanently reduce problem loans. In order to continue charging off nonperforming assets as rapidly as possible, we again incurred a substantial quarterly provision for credit losses. For the three months ended December 31, 2012, the provision was $9.7 million, compared to $6.2 million and $4.0 million for the three months ended September 30, 2012 and December 31, 2011, respectively. The fourth quarter provision is consistent with our intention to be as aggressive as possible in restoring the Company to profitability – that is our foremost priority,” said W. Moorhead Vermilye, chief executive officer.

“Further, as discussed in the ‘Review of Quarterly Financial Results’ below, we made another tough but prudent decision to incur the cost of terminating a portion of an interest rate cap instrument. This should produce a meaningful ongoing improvement in the net interest margin beginning in the first quarter of 2013 and continuing thereafter.”

“As we have noted over the past several quarters, in our view the real estate driven economy on the Delmarva peninsula is one of a handful of the most persistently slow geographic markets in the entire country to turn around and show clear, definitive signs of recovery. Fortunately, we have the underlying capital strength to support our efforts to work our way through many challenges which have proven insurmountable for some of our local peers and other community banks in similar suffering markets. At year end, our total capital amounted to $114 million. For 2012, the ratio of average equity to average assets was 10.18% while the ratio of average tangible equity to average tangible assets was 8.90%. As evidenced by these percentages, the Company’s capital levels are well above the regulatory minimums to be considered well-capitalized,” said Vermilye.

Balance Sheet Review

Total assets were $1.186 billion at December 31, 2012, a 2.4% increase when compared to the $1.158 billion at the end of 2011. Total loans decreased 6.7% to $785.1 million while total earning assets increased 2.3% to $1.107 billion when compared to December 31, 2011. Total deposits increased 3.9% to $1.049 billion while total stockholders’ equity decreased 6.0% from the end of 2011.

Review of Quarterly Financial Results

Net interest income for the fourth quarter of 2012 was $8.4 million, a 4.0% decrease from the third quarter of 2012 and a 14.8% decrease from the same period last year. The decrease in net interest income when compared to the third quarter of 2012 was primarily due to lower yields earned on average earning assets. The decrease in net interest income when compared to the fourth quarter of 2011 was primarily due to lower yields earned on average earning assets and a decline in higher-yielding average loan balances. The Company’s net interest margin was 3.02% for the fourth quarter of 2012, 3.15% for the third quarter of 2012 and 3.60% for the fourth quarter of 2011.

The provision for credit losses was $9.7 million for the three months ended December 31, 2012. The comparable amounts were $6.2 million and $4.0 million for the three months ended September 30, 2012 and December 31, 2011, respectively. The ratio of the allowance for credit losses to period-end loans increased to 2.04% at December 31, 2012, compared to 1.60% at September 30, 2012 and 1.70% at December 31, 2011.

The level of provision for credit losses for the fourth quarter of 2012 when compared to the third quarter of 2012 and the fourth quarter of 2011 was primarily in response to loan charge-offs. Net charge-offs were $6.6 million for the fourth quarter of 2012, $6.2 million for the third quarter of 2012 and $3.3 million for the fourth quarter of 2011. The charge offs in all three quarters were mainly real estate related loans. The ratio of quarter-to-date annualized net charge-offs to average loans was 3.29% for the fourth quarter of 2012, 3.07% for the third quarter of 2012 and 1.53% for the fourth quarter of 2011. Total nonperforming assets at December 31, 2012 decreased $6.4 million when compared to September 30, 2012. This decrease included a $7.2 million decline in nonaccrual and 90 days past due and still accruing loans, and a $759 thousand decline in other real estate owned, net of a $1.6 million increase in accruing troubled debt restructurings. The change in the components of nonperforming assets reflected our continued effort either to develop concessionary workouts relating to problem loans or remove problem loans from our portfolio. Nonperforming assets at December 31, 2012 increased $8.3 million when compared to December 31, 2011, primarily due to a $27.1 million increase in troubled debt restructurings net of an $18.8 million decrease in the other components of nonperforming assets. The ratio of nonperforming assets to total assets was 8.18% at December 31, 2012, compared to 8.77% at September 30, 2012 and 7.66% at December 31, 2011.

Total noninterest income for the fourth quarter of 2012 decreased $1.4 million, or 34.9%, when compared to the third quarter of 2012. The decrease was primarily due to a decline in both gains on sales of investment securities ($278 thousand) and other noninterest income ($962 thousand). Included in other noninterest income for the fourth quarter of 2012 was the previously mentioned $1.3 million loss to terminate a portion of an interest rate cap instrument. During the second quarter of 2009, the Company purchased interest rate caps for $7.1 million to effectively fix the interest rate at 2.97% for five years on $70 million of the Company’s money market deposit accounts related to our participation in the Promontory Insured Network Deposits Program (“IND Program”). Deposits under the IND Program had increased to $90 million as of December 31, 2012. In December 2012, the Company decided to partially exit the IND Program and expects that during the first quarter of 2013, the Company will reduce its deposits by approximately $50 million as a way to decrease its excess liquidity. As such, a portion of the interest rate cap instrument used to hedge the position was terminated. Because the interest rate caps qualified for hedge accounting, this ineffective portion of the hedge was recognized as a loss at the end of 2012. By partially exiting the IND Program and terminating a portion of the cap instrument, the hedged money market deposit account balances associated with the interest rate caps and related interest expense are expected to decline. The lower money market deposit account balances will reduce our excess liquidity and the lower related interest expense will benefit the net interest margin going forward. The effects of these transactions are expected to impact the Company’s financial results beginning in the first quarter of 2013.

Total noninterest income for the fourth quarter of 2012 decreased $1.4 million, or 35.2%, when compared to the fourth quarter of 2011. The decrease was primarily due to declines in gains on sales of investment securities ($128 thousand) and other noninterest income ($1.5 million), partially offset by an increase in insurance agency commissions ($231 thousand). The decrease in other noninterest income was mainly from the loss on the interest rate cap instrument.

Total noninterest expense for the fourth quarter of 2012 remained relatively flat when compared to the third quarter of 2012. When compared to the fourth quarter of 2011, total noninterest expense for the fourth quarter of 2012 increased $280 thousand, or 3.0%, primarily due to higher expenses related to recruiting and provision for off balance sheet credit losses included in other noninterest expenses, and FDIC insurance.

Review of 2012 Financial Results

Net interest income for 2012 was $35.3 million, a decrease of 11.1% when compared to 2011. This decrease was primarily due to lower yields earned on average earning assets and a decline in higher-yielding average loan balances. The net interest margin was 3.23% for 2012 and 3.74% for 2011.

The provisions for credit losses for 2012 and 2011 were $27.7 million and $19.5 million, respectively, while net charge-offs were $26.0 million and $19.4 million for 2012 and 2011, respectively. The ratio of year-to-date annualized net charge-offs to average loans was 3.20% for 2012 and 2.22% for 2011.

Total noninterest income for 2012 decreased $1.6 million, or 9.0%, when compared to 2011. The decrease was primarily due to declines in gains on sales of investment securities ($285 thousand), service charges on deposit accounts ($294 thousand) and other noninterest income ($1.5 million), partially offset by an increase in insurance agency commissions ($456 thousand). The decrease in other noninterest income was mainly from the loss on the interest rate cap instrument discussed above.

Total noninterest expense for 2012 increased $388 thousand, or 1.0%, when compared to 2011. The increase was primarily due to higher salaries and wages ($593 thousand) and other noninterest expenses ($909 thousand) which was largely offset by a $1.3 million decline in goodwill impairment. Salaries and wages included amounts relating to the hiring of a new executive vice president at The Talbot Bank of Easton, Maryland during the second quarter of last year as part of that bank’s succession plan, and a new lender at CNB for the Delaware region during the third quarter of last year. Other noninterest expenses included higher amounts relating to other real estate owned activities ($154 thousand), collection expense for loans ($286 thousand) and provision for off balance sheet credit losses ($216 thousand).

Shore Bancshares Information

Shore Bancshares, Inc. is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of two banks, The Talbot Bank of Easton, Maryland, and CNB; three insurance producer firms, The Avon-Dixon Agency, LLC, Elliott Wilson Insurance, LLC and Jack Martin and Associates, Inc; a wholesale insurance company, TSGIA, Inc; two insurance premium finance companies, Mubell Finance, LLC and ESFS, Inc; and a registered investment adviser firm, Wye Financial Services, LLC. Additional information is available at www.shbi.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but statements about management’s beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

For further information contact: W. Moorhead Vermilye, Chief Executive Officer, 410-763-7800

Shore Bancshares, Inc.	Page 4 of 11
Financial Highlights
(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2012	2011	Change		2012	2011	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$8,381	$9,837	(14.8)%		$35,339	$39,764	(11.1)%
Provision for credit losses	9,650	4,035	139.2		27,745	19,470	42.5
Noninterest income	2,606	4,019	(35.2)		15,758	17,318	(9.0)
Noninterest expense	9,685	9,405	3.0		39,555	39,167	1.0
(Loss) income before income taxes	(8,348)	416	(2,106.7)		(16,203)	(1,555)	(942.0)
Income tax (benefit) expense	(3,274)	91	(3,697.8)		(6,565)	(658)	(897.7)
Net (loss) income	$(5,074)	$325	(1,661.2)		$(9,638)	$(897)	(974.5)

Return on average assets	(1.71)%	0.11%	(182)	bp	(0.82)%	(0.08)%	(74)	bp
Return on average equity	(17.15)	1.07	(1,822)		(8.07)	(0.74)	(733)
Return on average tangible equity (1)	(19.73)	1.53	(2,126)		(9.14)	0.32	(946)
Net interest margin	3.02	3.60	(58)		3.23	3.74	(51)
Efficiency ratio - GAAP	87.89	67.62	2,027		77.17	68.35	882
Efficiency ratio - Non-GAAP (1)	77.77	67.61	1,016		75.16	65.83	933

PER SHARE DATA
Basic net (loss) income per common share	$(0.60)	$0.04	(1,600.0)%		$(1.14)	$(0.11)	(936.4)%
Diluted net (loss) income per common share	(0.60)	0.04	(1,600.0)		(1.14)	(0.11)	(936.4)
Dividends paid per common share	-	0.01	(100.0)		0.01	0.09	(88.9)
Book value per common share at period end	13.48	14.34	(6.0)
Tangible book value per common share at period end (1)	11.56	12.37	(6.5)
Market value at period end	5.39	5.15	4.7
Market range:
High	6.98	6.13	13.9		7.45	11.11	(32.9)
Low	4.65	4.20	10.7		4.65	3.95	17.7

AVERAGE BALANCE SHEET DATA
Loans	$799,512	$854,302	(6.4)%		$814,167	$873,155	(6.8)%
Securities	144,459	122,725	17.7		137,686	113,568	21.2
Earning assets	1,108,585	1,089,078	1.8		1,097,851	1,069,458	2.7
Assets	1,183,135	1,160,652	1.9		1,172,452	1,139,943	2.9
Deposits	1,042,842	1,013,848	2.9		1,028,809	992,071	3.7
Stockholders' equity	117,700	121,020	(2.7)		119,359	121,496	(1.8)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$6,614	$3,287	101.2%		$26,042	$19,409	34.2%

Nonaccrual loans	$36,474	$51,370	(29.0)
Loans 90 days past due and still accruing	460	2,723	(83.1)
Accruing troubled debt restructurings	52,353	25,208	107.7
Total nonperforming loans	89,287	79,301	12.6
Other real estate and other assets owned, net	7,659	9,385	(18.4)
Total nonperforming assets	$96,946	$88,686	9.3

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	9.95%	10.43%	(48)	bp	10.18%	10.66%	(48)	bp
Average tangible equity to average tangible assets (1)	8.69	9.12	(43)		8.90	9.23	(33)
Annualized net charge-offs to average loans	3.29	1.53	176		3.20	2.22	98
Allowance for credit losses to period-end loans	2.04	1.70	34
Allowance for credit losses to nonaccrual loans	43.84	27.81	1,603
Allowance for credit losses to nonperforming loans	17.91	18.02	(11)
Nonaccrual loans to total loans	4.65	6.11	(146)
Nonaccrual loans to total assets	3.08	4.44	(136)
Nonperforming assets to total loans+other real estate and other assets owned	12.23	10.43	180
Nonperforming assets to total assets	8.18	7.66	52

(1)	See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.	Page 5 of 11
Consolidated Balance Sheets
(In thousands, except per share data)

			December 31, 2012
	December 31,	December 31,	compared to
	2012	2011	December 31, 2011
ASSETS
Cash and due from banks	$26,579	$22,986	15.6%
Interest-bearing deposits with other banks	164,864	99,776	65.2
Federal funds sold	8,750	4,980	75.7
Investments available for sale (at fair value)	145,508	129,780	12.1
Investments held to maturity	2,657	6,480	(59.0)

Loans	785,082	841,050	(6.7)
Less: allowance for credit losses	(15,991)	(14,288)	11.9
Loans, net	769,091	826,762	(7.0)

Premises and equipment, net	15,593	14,662	6.3
Goodwill	12,454	12,454	-
Other intangible assets, net	3,816	4,208	(9.3)
Other real estate and other assets owned, net	7,659	9,385	(18.4)
Other assets	28,836	26,720	7.9

Total assets	$1,185,807	$1,158,193	2.4

LIABILITIES
Noninterest-bearing deposits	$153,992	$133,801	15.1
Interest-bearing deposits	895,281	876,118	2.2
Total deposits	1,049,273	1,009,919	3.9

Short-term borrowings	13,761	17,817	(22.8)
Accrued expenses and other liabilities	8,747	8,753	(0.1)
Long-term debt	-	455	(100.0)
Total liabilities	1,071,781	1,036,944	3.4

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	85	85	-
Additional paid in capital	32,155	32,052	0.3
Retained earnings	81,078	90,801	(10.7)
Accumulated other comprehensive income (loss)	708	(1,689)	141.9
Total stockholders' equity	114,026	121,249	(6.0)

Total liabilities and stockholders' equity	$1,185,807	$1,158,193	2.4

Period-end common shares outstanding	8,457	8,457	-
Book value per common share	$13.48	$14.34	(6.0)

Shore Bancshares, Inc.	Page 6 of 11
Consolidated Statements of Income
(In thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,			December 31,
	2012	2011	% Change	2012	2011	% Change
INTEREST INCOME
Interest and fees on loans	$10,193	$11,649	(12.5)%	$42,698	$47,549	(10.2)%
Interest and dividends on investment securities:
Taxable	666	797	(16.4)	2,815	3,031	(7.1)
Tax-exempt	12	38	(68.4)	104	154	(32.5)
Interest on federal funds sold	3	1	200.0	10	25	(60.0)
Interest on deposits with other banks	86	46	87.0	274	93	194.6
Total interest income	10,960	12,531	(12.5)	45,901	50,852	(9.7)

INTEREST EXPENSE
Interest on deposits	2,570	2,673	(3.9)	10,501	10,995	(4.5)
Interest on short-term borrowings	9	15	(40.0)	45	56	(19.6)
Interest on long-term debt	-	6	(100.0)	16	37	(56.8)
Total interest expense	2,579	2,694	(4.3)	10,562	11,088	(4.7)

NET INTEREST INCOME	8,381	9,837	(14.8)	35,339	39,764	(11.1)
Provision for credit losses	9,650	4,035	139.2	27,745	19,470	42.5

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	(1,269)	5,802	(121.9)	7,594	20,294	(62.6)

NONINTEREST INCOME
Service charges on deposit accounts	653	700	(6.7)	2,551	2,845	(10.3)
Trust and investment fee income	365	380	(3.9)	1,644	1,563	5.2
Investment securities gains	-	128	(100.0)	278	563	(50.6)
Insurance agency commissions	2,292	2,061	11.2	9,814	9,358	4.9
Other noninterest income	(704)	750	(193.9)	1,471	2,989	(50.8)
Total noninterest income	2,606	4,019	(35.2)	15,758	17,318	(9.0)

NONINTEREST EXPENSE
Salaries and wages	4,240	4,378	(3.2)	17,418	16,825	3.5
Employee benefits	923	923	-	3,994	3,840	4.0
Occupancy expense	609	563	8.2	2,559	2,312	10.7
Furniture and equipment expense	235	234	0.4	963	1,059	(9.1)
Data processing	654	660	(0.9)	2,717	2,852	(4.7)
Directors' fees	107	83	28.9	474	500	(5.2)
Goodwill and other intangible assets impairment	-	-	-	-	1,344	(100.0)
Amortization of intangible assets	74	126	(41.3)	392	512	(23.4)
Insurance agency commissions expense	387	285	35.8	1,391	1,267	9.8
FDIC insurance premium expense	387	254	52.4	1,380	1,298	6.3
Other noninterest expenses	2,069	1,899	9.0	8,267	7,358	12.4
Total noninterest expense	9,685	9,405	3.0	39,555	39,167	1.0

(Loss) income before income taxes	(8,348)	416	(2,106.7)	(16,203)	(1,555)	(942.0)
Income tax (benefit) expense	(3,274)	91	(3,697.8)	(6,565)	(658)	(897.7)

NET (LOSS) INCOME	$(5,074)	$325	(1,661.2)	$(9,638)	$(897)	(974.5)

Weighted average shares outstanding - basic	8,457	8,457	-	8,457	8,451	0.1
Weighted average shares outstanding - diluted	8,457	8,457	-	8,457	8,451	0.1

Basic net (loss) income per common share	$(0.60)	$0.04	(1,600.0)	$(1.14)	$(0.11)	(936.4)
Diluted net (loss) income per common share	(0.60)	0.04	(1,600.0)	(1.14)	(0.11)	(936.4)
Dividends paid per common share	-	0.01	(100.0)	0.01	0.09	(88.9)

Shore Bancshares, Inc.	Page 7 of 11
Consolidated Average Balance Sheets
(Dollars in thousands)

	For the Three Months Ended				For the Twelve Months Ended
	December 31,				December 31,
	2012		2011		2012		2011
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$799,512	5.09%	$854,302	5.42%	$814,167	5.26%	$873,155	5.46%
Investment securities
Taxable	143,137	1.85	118,315	2.67	134,697	2.09	109,059	2.78
Tax-exempt	1,322	5.05	4,410	5.27	2,989	5.25	4,509	5.19
Federal funds sold	7,782	0.12	8,709	0.05	10,185	0.10	23,808	0.10
Interest-bearing deposits	156,832	0.22	103,342	0.18	135,813	0.20	58,927	0.16
Total earning assets	1,108,585	3.94%	1,089,078	4.58%	1,097,851	4.20%	1,069,458	4.78%
Cash and due from banks	21,258		18,728		20,256		19,198
Other assets	67,596		68,014		68,813		67,695
Allowance for credit losses	(14,304)		(15,168)		(14,468)		(16,408)
Total assets	$1,183,135		$1,160,652		$1,172,452		$1,139,943

Interest-bearing liabilities
Demand deposits	$169,398	0.18%	$157,657	0.19%	$160,741	0.18%	$145,533	0.21%
Money market and savings deposits (1)	281,593	1.21	273,906	1.07	279,126	1.17	265,910	1.00
Certificates of deposit $100,000 or more	231,232	1.40	241,810	1.46	238,241	1.44	245,214	1.62
Other time deposits	204,213	1.59	201,249	1.91	204,644	1.70	205,154	1.99
Interest-bearing deposits	886,436	1.15	874,622	1.21	882,752	1.19	861,811	1.28
Short-term borrowings	13,573	0.27	16,421	0.37	14,976	0.30	15,319	0.37
Long-term debt	-	-	466	4.46	341	4.61	814	4.50
Total interest-bearing liabilities	900,009	1.14%	891,509	1.20%	898,069	1.18%	877,944	1.26%
Noninterest-bearing deposits	156,406		139,226		146,057		130,260
Accrued expenses and other liabilities	9,020		8,897		8,967		10,243
Stockholders' equity	117,700		121,020		119,359		121,496
Total liabilities and stockholders' equity	$1,183,135		$1,160,652		$1,172,452		$1,139,943

Net interest spread		2.80%		3.38%		3.02%		3.52%
Net interest margin		3.02%		3.60%		3.23%		3.74%

(1)	Interest on money market and savings deposits includes an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $552 thousand and $405 thousand for the fourth quarter of 2012 and 2011, respectively, and $2.0 million and $1.3 million for 2012 and 2011, respectively.

Shore Bancshares, Inc.	Page 8 of 11
Financial Highlights By Quarter
(Dollars in thousands, except per share data)

	4th quarter	3rd quarter	2nd quarter	1st quarter	4th quarter	4Q 12		4Q 12
	2012	2012	2012	2012	2011	compared to		compared to
	(4Q 12)	(3Q 12)	(2Q 12)	(1Q 12)	(4Q 11)	3Q 12		4Q 11
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$8,413	$8,769	$9,077	$9,243	$9,889	(4.1)%		(14.9)%
Less: Taxable-equivalent adjustment	32	39	44	48	52	(17.9)		(38.5)
Net interest income	8,381	8,730	9,033	9,195	9,837	(4.0)		(14.8)
Provision for credit losses	9,650	6,200	3,525	8,370	4,035	55.6		139.2
Noninterest income	2,606	4,001	4,577	4,574	4,019	(34.9)		(35.2)
Noninterest expense	9,685	9,709	9,663	10,498	9,405	(0.2)		3.0
(Loss) income before income taxes	(8,348)	(3,178)	422	(5,099)	416	(162.7)		(2,106.7)
Income tax (benefit) expense	(3,274)	(1,357)	129	(2,063)	91	(141.3)		(3,697.8)
Net (loss) income	$(5,074)	$(1,821)	$293	$(3,036)	$325	(178.6)		(1,661.2)

Return on average assets	(1.71)%	(0.61)%	0.10%	(1.05)%	0.11%	(110	) bp	(182	) bp
Return on average equity	(17.15)	(6.07)	0.99	(10.04)	1.07	(1,108)		(1,822)
Return on average tangible equity (1)	(19.73)	(6.82)	1.38	(11.33)	1.53	(1,291)		(2,126)
Net interest margin	3.02	3.15	3.36	3.42	3.60	(13)		(58)
Efficiency ratio - GAAP	87.89	76.03	70.77	75.98	67.62	1,186		2,027
Efficiency ratio - Non-GAAP (1)	77.77	76.95	71.20	75.07	67.61	82		1,016

PER SHARE DATA
Basic net (loss) income per common share	$(0.60)	$(0.22)	$0.03	$(0.36)	$0.04	(172.7)%		(1,600.0)%
Diluted net (loss) income per common share	(0.60)	(0.22)	0.03	(0.36)	0.04	(172.7)		(1,600.0)
Dividends paid per common share	-	-	-	0.01	0.01	-		(100.0)
Book value per common share at period end	13.48	13.97	14.13	14.02	14.34	(3.5)		(6.0)
Tangible book value per common share at period end (1)	11.56	12.04	12.18	12.07	12.37	(4.0)		(6.5)
Market value at period end	5.39	6.02	5.98	7.09	5.15	(10.5)		4.7
Market range:
High	6.98	6.33	7.45	7.40	6.13	10.3		13.9
Low	4.65	4.98	5.51	4.91	4.20	(6.6)		10.7

AVERAGE BALANCE SHEET DATA
Loans	$799,512	$808,244	$816,553	$832,585	$854,302	(1.1)%		(6.4)%
Securities	144,459	137,871	134,299	134,037	122,725	4.8		17.7
Earning assets	1,108,585	1,108,256	1,086,223	1,088,106	1,089,078	-		1.8
Assets	1,183,135	1,184,146	1,163,598	1,159,566	1,160,652	(0.1)		1.9
Deposits	1,042,842	1,040,693	1,021,130	1,011,170	1,013,848	0.2		2.9
Stockholders' equity	117,700	119,321	118,774	121,658	121,020	(1.4)		(2.7)

CREDIT QUALITY DATA AT PERIOD END
Net charge-offs	$6,614	$6,235	$4,079	$9,114	$3,287	6.1%		101.2%

Nonaccrual loans	$36,474	$39,442	$47,958	$49,405	$51,370	(7.5)		(29.0)
Loans 90 days past due and still accruing	460	4,675	3,519	3,796	2,723	(90.2)		(83.1)
Accruing troubled debt restructurings	52,353	50,785	37,231	30,010	25,208	3.1		107.7
Total nonperforming loans	89,287	94,902	88,708	83,211	79,301	(5.9)		12.6
Other real estate and other assets owned, net	7,659	8,418	11,499	11,418	9,385	(9.0)		(18.4)
Total nonperforming assets	$96,946	$103,320	$100,207	$94,629	$88,686	(6.2)		9.3

CAPITAL AND CREDIT QUALITY RATIOS
Average equity to average assets	9.95%	10.08%	10.21%	10.49%	10.43%	(13	) bp	(48	) bp
Average tangible equity to average tangible assets (1)	8.69	8.81	8.92	9.19	9.12	(12)		(43)
Annualized net charge-offs to average loans	3.29	3.07	2.01	4.40	1.53	22		176
Allowance for credit losses to period-end loans	2.04	1.60	1.60	1.65	1.70	44		34
Allowance for credit losses to nonaccrual loans	43.84	32.85	27.09	27.41	27.81	1,099		1,603
Allowance for credit losses to nonperforming loans	17.91	13.65	14.64	16.28	18.02	426		(11)
Nonaccrual loans to total loans	4.65	4.88	5.92	6.03	6.11	(23)		(146)
Nonaccrual loans to total assets	3.08	3.35	4.08	4.22	4.44	(27)		(136)
Nonperforming assets to total loans+other real estate and other assets owned	12.23	12.65	12.20	11.40	10.43	(42)		180
Nonperforming assets to total assets	8.18	8.77	8.53	8.09	7.66	(59)		52

(1) See the reconciliation table on page 11 of 11.

Shore Bancshares, Inc.	Page 9 of 11
Consolidated Statements of Income By Quarter
(In thousands, except per share data)

						4Q 12	4Q 12
						compared to	compared to
	4Q 12	3Q 12	2Q 12	1Q 12	4Q 11	3Q 12	4Q 11
INTEREST INCOME
Interest and fees on loans	$10,193	$10,604	$10,890	$11,011	$11,649	(3.9)%	(12.5)%
Interest and dividends on investment securities:
Taxable	666	685	707	757	797	(2.8)	(16.4)
Tax-exempt	12	22	32	38	38	(45.5)	(68.4)
Interest on federal funds sold	3	3	2	2	1	-	200.0
Interest on deposits with other banks	86	79	61	48	46	8.9	87.0
Total interest income	10,960	11,393	11,692	11,856	12,531	(3.8)	(12.5)

INTEREST EXPENSE
Interest on deposits	2,570	2,647	2,643	2,641	2,673	(2.9)	(3.9)
Interest on short-term borrowings	9	10	11	15	15	(10.0)	(40.0)
Interest on long-term debt	-	6	5	5	6	(100.0)	(100.0)
Total interest expense	2,579	2,663	2,659	2,661	2,694	(3.2)	(4.3)

NET INTEREST INCOME	8,381	8,730	9,033	9,195	9,837	(4.0)	(14.8)
Provision for credit losses	9,650	6,200	3,525	8,370	4,035	55.6	139.2

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	(1,269)	2,530	5,508	825	5,802	(150.2)	(121.9)

NONINTEREST INCOME
Service charges on deposit accounts	653	628	622	648	700	4.0	(6.7)
Trust and investment fee income	365	410	446	423	380	(11.0)	(3.9)
Investment securities gains	-	278	-	-	128	(100.0)	(100.0)
Insurance agency commissions	2,292	2,427	2,406	2,689	2,061	(5.6)	11.2
Other noninterest income	(704)	258	1,103	814	750	(372.9)	(193.9)
Total noninterest income	2,606	4,001	4,577	4,574	4,019	(34.9)	(35.2)

NONINTEREST EXPENSE
Salaries and wages	4,240	4,386	4,376	4,416	4,378	(3.3)	(3.2)
Employee benefits	923	945	956	1,170	923	(2.3)	-
Occupancy expense	609	625	638	687	563	(2.6)	8.2
Furniture and equipment expense	235	265	212	251	234	(11.3)	0.4
Data processing	654	703	694	666	660	(7.0)	(0.9)
Directors' fees	107	131	127	109	83	(18.3)	28.9
Amortization of intangible assets	74	96	96	126	126	(22.9)	(41.3)
Insurance agency commissions expense	387	275	344	385	285	40.7	35.8
FDIC insurance premium expense	387	376	344	273	254	2.9	52.4
Other noninterest expenses	2,069	1,907	1,876	2,415	1,899	8.5	9.0
Total noninterest expense	9,685	9,709	9,663	10,498	9,405	(0.2)	3.0

(Loss) income before income taxes	(8,348)	(3,178)	422	(5,099)	416	(162.7)	(2,106.7)
Income tax (benefit) expense	(3,274)	(1,357)	129	(2,063)	91	(141.3)	(3,697.8)

NET (LOSS) INCOME	$(5,074)	$(1,821)	$293	$(3,036)	$325	(178.6)	(1,661.2)

Weighted average shares outstanding - basic	8,457	8,457	8,457	8,457	8,457	-	-
Weighted average shares outstanding - diluted	8,457	8,457	8,457	8,457	8,457	-	-

Basic net (loss) income per common share	$(0.60)	$(0.22)	$0.03	$(0.36)	$0.04	(172.7)	(1,600.0)
Diluted net (loss) income per common share	(0.60)	(0.22)	0.03	(0.36)	0.04	(172.7)	(1,600.0)
Dividends paid per common share	-	-	-	0.01	0.01	-	(100.0)

Shore Bancshares, Inc.	Page 10 of 11
Consolidated Average Balance Sheets By Quarter
(Dollars in thousands)

											Average balance
											4Q 12	4Q 12
											compared to	compared to
	4Q 12		3Q 12		2Q 12		1Q 12		4Q 11		3Q 12	4Q 11
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans	$799,512	5.09%	$808,244	5.23%	$816,553	5.38%	$832,585	5.33%	$854,302	5.42%	(1.1)%	(6.4)%
Investment securities
Taxable	143,137	1.85	135,257	2.01	130,528	2.18	129,767	2.35	118,315	2.67	5.8	21.0
Tax-exempt	1,322	5.05	2,614	5.07	3,771	5.32	4,270	5.36	4,410	5.27	(49.4)	(70.0)
Federal funds sold	7,782	0.12	11,971	0.11	11,200	0.10	9,794	0.06	8,709	0.05	(35.0)	(10.6)
Interest-bearing deposits	156,832	0.22	150,170	0.21	124,171	0.20	111,690	0.17	103,342	0.18	4.4	51.8
Total earning assets	1,108,585	3.94%	1,108,256	4.10%	1,086,223	4.35%	1,088,106	4.40%	1,089,078	4.58%	-	1.8
Cash and due from banks	21,258		20,158		21,424		18,174		18,728		5.5	13.5
Other assets	67,596		69,921		70,458		68,163		68,014		(3.3)	(0.6)
Allowance for credit losses	(14,304)		(14,189)		(14,507)		(14,877)		(15,168)		0.8	(5.7)
Total assets	$1,183,135		$1,184,146		$1,163,598		$1,159,566		$1,160,652		(0.1)	1.9

Interest-bearing liabilities
Demand deposits	$169,398	0.18%	$167,423	0.18%	$152,685	0.18%	$153,291	0.19%	$157,657	0.19%	1.2	7.4
Money market and savings deposits (1)	281,593	1.21	279,003	1.19	276,527	1.18	279,355	1.12	273,906	1.07	0.9	2.8
Certificates of deposit $100,000 or more	231,232	1.40	238,624	1.46	242,662	1.46	240,521	1.46	241,810	1.46	(3.1)	(4.4)
Other time deposits	204,213	1.59	207,547	1.66	205,046	1.73	201,743	1.83	201,249	1.91	(1.6)	1.5
Interest-bearing deposits	886,436	1.15	892,597	1.18	876,920	1.21	874,910	1.21	874,622	1.21	(0.7)	1.4
Short-term borrowings	13,573	0.27	14,909	0.27	13,818	0.31	17,621	0.35	16,421	0.37	(9.0)	(17.3)
Long-term debt	-	-	455	4.58	455	4.63	455	4.63	466	4.46	(100.0)	(100.0)
Total interest-bearing liabilities	900,009	1.14%	907,961	1.17%	891,193	1.20%	892,986	1.20%	891,509	1.20%	(0.9)	1.0
Noninterest-bearing deposits	156,406		148,096		144,210		136,260		139,226		5.6	12.3
Accrued expenses and other liabilities	9,020		8,768		9,421		8,662		8,897		2.9	1.4
Stockholders' equity	117,700		119,321		118,774		121,658		121,020		(1.4)	(2.7)
Total liabilities and stockholders' equity	$1,183,135		$1,184,146		$1,163,598		$1,159,566		$1,160,652		(0.1)	1.9

Net interest spread		2.80%		2.93%		3.15%		3.20%		3.38%
Net interest margin		3.02%		3.15%		3.36%		3.42%		3.60%

(1)	Interest on money market and savings deposits includes an adjustment to expense related to interest rate caps and the hedged deposits associated with them. This adjustment increased interest expense $552 thousand for the fourth quarter of 2012, $524 thousand for the third quarter of 2012, $502 thousand for the second quarter of 2012, $460 thousand for the first quarter of 2012 and $405 thousand for the fourth quarter of 2011.

Shore Bancshares, Inc.	Page 11 of 11
Reconciliation of Generally Accepted Accounting Principles (GAAP)
and Non-GAAP Measures
(In thousands, except per share data)

						YTD	YTD
	4Q 12	3Q 12	2Q 12	1Q 12	4Q 11	12/31/2012	12/31/2011

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net (loss) income	$(5,074)	$(1,821)	$293	$(3,036)	$325	$(9,638)	$(897)
Net (loss) income - annualized (A)	$(20,186)	$(7,244)	$1,178	$(12,211)	$1,289	$(9,638)	$(897)

Net (loss) income, excluding net amortization and impairment charges of intangible assets	$(5,029)	$(1,763)	$351	$(2,960)	$401	$(9,401)	$335

Net (loss) income, excluding net amortization and impairment charges of intangible assets - annualized (B)	$(20,007)	$(7,014)	$1,412	$(11,905)	$1,591	$(9,401)	$335

Average stockholders' equity (C)	$117,700	$119,321	$118,774	$121,658	$121,020	$119,359	$121,496
Less: Average goodwill and other intangible assets	(16,313)	(16,401)	(16,497)	(16,606)	(16,732)	(16,454)	(17,926)
Average tangible equity (D)	$101,387	$102,920	$102,277	$105,052	$104,288	$102,905	$103,570

Return on average equity (GAAP) (A)/(C)	(17.15)%	(6.07)%	0.99%	(10.04)%	1.07%	(8.07)%	(0.74)%
Return on average tangible equity (Non-GAAP) (B)/(D)	(19.73)%	(6.82)%	1.38%	(11.33)%	1.53%	(9.14)%	0.32%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$9,685	$9,709	$9,663	$10,498	$9,405	$39,555	$39,167
Less: Amortization of intangible assets	(74)	(96)	(96)	(126)	(126)	(392)	(512)
Impairment charges	-	-	-	-	-	-	(1,344)
Adjusted noninterest expense (F)	$9,611	$9,613	$9,567	$10,372	$9,279	$39,163	$37,311

Taxable-equivalent net interest income (G)	$8,413	$8,769	$9,077	$9,243	$9,889	$35,502	$39,983

Noninterest income (H)	$2,606	$4,001	$4,577	$4,574	$4,019	$15,758	$17,318
Less: Investment securities (gains)/losses	-	(278)	-	-	(128)	(278)	(563)
Other nonrecurring (gains)/losses	1,339	-	(217)	-	(56)	1,122	(56)
Adjusted noninterest income (I)	$3,945	$3,723	$4,360	$4,574	$3,835	$16,602	$16,699

Efficiency ratio (GAAP) (E)/(G)+(H)	87.89%	76.03%	70.77%	75.98%	67.62%	77.17%	68.35%
Efficiency ratio (Non-GAAP) (F)/(G)+(I)	77.77%	76.95%	71.20%	75.07%	67.61%	75.16%	65.83%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (J)	$114,026	$118,163	$119,467	$118,584	$121,249
Less: Goodwill and other intangible assets	(16,270)	(16,344)	(16,440)	(16,536)	(16,662)
Tangible equity (K)	$97,756	$101,819	$103,027	$102,048	$104,587

Shares outstanding (L)	8,457	8,457	8,457	8,457	8,457

Book value per common share (GAAP) (J)/(L)	$13.48	$13.97	$14.13	$14.02	$14.34
Tangible book value per common share (Non-GAAP) (K)/(L)	$11.56	$12.04	$12.18	$12.07	$12.37

The following reconciles average equity to average assets and average tangible equity to average tangible assets (Note 1):

Average stockholders' equity (M)	$117,700	$119,321	$118,774	$121,658	$121,020	$119,359	$121,496
Less: Average goodwill and other intangible assets	(16,313)	(16,401)	(16,497)	(16,606)	(16,732)	(16,454)	(17,926)
Average tangible equity (N)	$101,387	$102,920	$102,277	$105,052	$104,288	$102,905	$103,570

Average assets (O)	$1,183,135	$1,184,146	$1,163,598	$1,159,566	$1,160,652	$1,172,452	$1,139,943
Less: Average goodwill and other intangible assets	(16,313)	(16,401)	(16,497)	(16,606)	(16,732)	(16,454)	(17,926)
Average tangible assets (P)	$1,166,822	$1,167,745	$1,147,101	$1,142,960	$1,143,920	$1,155,998	$1,122,017

Average equity/average assets (GAAP) (M)/(O)	9.95%	10.08%	10.21%	10.49%	10.43%	10.18%	10.66%
Average tangible equity/average tangible assets (Non-GAAP) (N)/(P)	8.69%	8.81%	8.92%	9.19%	9.12%	8.90%	9.23%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.